UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

_____________________

Date of Report (Date of earliest event reported) December 20, 2000

Piccadilly Cafeterias, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State of incorporation)	1-11754 (Commission File Number)	72-0604977 (IRS Employer Identification No.)

3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana (Address of principal executive offices)	70816 (Zip Code)

(225) 293-9440

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

In connection with a private offering of securities under Rule 144A, the Company included the following information in its final Offering Circular dated December 12, 2000, which was distributed to investors on December 20, 2000:

"The Company is in the early stages of several sales-building initiatives to attract and retain new customers and increase sales to existing customers. These sales-building initiatives include simplified menu pricing, neighborhood marketing and sponsorship of employee contests. The neighborhood marketing strategies include various customer coupons and discounted meal alternatives to attract new customers. September 2000 was the first full month of the neighborhood marketing initiatives. These initiatives did not have a significant impact on operating margins for the first quarter of fiscal 2001, although the Company does expect margin deterioration during the second quarter of fiscal 2001. The Company believes that this deterioration in operating margins will likely result in a decline in net income for the second quarter of fiscal 2001 as compared with the same quarter of fiscal 2000. The Company believes that these expenditures designed to increase customer traffic in its cafeterias are necessary for long-term same-store sales growth."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                      PICCADILLY CAFETERIAS, INC.

                                                                                      /S/ W. SCOTT BOZZELL
                                                                                     W. Scott Bozzell
                                                                                     Executive Vice President and Secretary

Date: December 20, 2000